UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported) March 8, 2001
                                                         ---------------
                              HYATON ORGANICS INC.
                              --------------------
             (Exact name of registrant as specified in its charter)
           Nevada                      000-27853          86-0913555
-----------------------------     ---------------------  ----------
     (State  or  other  jurisdiction  (Commission        (IRS  Employer
           of  incorporation)          File  Number)     Identification  No.)

414  Viewcrest  Road,  Kelowna,  British  Columbia,  Canada     V1W  4J8
-----------------------------------------------------------     --------
     (Address  of  principal  executive  offices)     (Zip  Code)

Registrant's  telephone  number,  including  area  code  (250)  764  8118
                                                         ----------------

1500 West Georgia Street, 13th Floor, Vancouver, British Columbia, Canada
V6G 2Z6
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          (Former name or former address, if changed since last report)

ITEM  1.     CHANGES  IN  CONTROL  OF  REGISTRANT.

A. Richard Bullock of Belfast, Northern Ireland, has acquired 20,000,000 common shares (the "Hyaton Shares") in the capital stock of Hyaton Organics Inc. ("Hyaton") as of March 8, 2001. The transaction was effected pursuant to a letter agreement (the "Letter Agreement") and bill of sale (the "Bill of Sale"), each dated January 15, 2001 and made effective March 8, 2001, between Berkeley Investments Inc. ("Berkeley") and PricewaterhouseCoopers Inc., trustee of Kafus Industries Ltd. and Cameron Strategic Planning Ltd. in bankruptcy (the "Vendor"), whereby the Vendor agreed to sell all of the Hyaton Shares as well as all of the interests the Vendor may have, including accounts receivable or shareholders' loans, in Hyaton and Camden Agro-Systems, Inc. (the "Non-share
Interests") (the Hyaton Shares and the Non-share Interests referred to collectively as the "Assets") for the purchase price of Cdn. $50,000 (the "Purchase Price"). Berkeley entered into these transactions as agent for and on behalf of Mr. Bullock, an undisclosed principal. The Purchase Price was allocated Cdn $40,000 to the Hyaton Shares and Cdn. $10,000 to the Non-share Interests and was sourced from Mr. Bullock's personal savings. The transfer of 20,000,000 common shares of Hyaton forms a control block representing 72.5% of the issued and outstanding common shares in the capital stock of Hyaton.
In  addition,  Andrew  Schwab  was  appointed  a  director  of  Hyaton.
A.  Richard  Bullock  is  a  self-employed  business  consultant.

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS.

Hyaton has also entered into a letter agreement dated February 12, 2001 and made effective March 8, 2001 (the "Purchase Agreement"), respecting the purchase and sale of all of its interest in Camden-Agro Systems Inc., a development stage company ("Camden") in exchange for 1,000 preferred shares of Camden which are redeemable at US$1,000 per share. The redemption price and any dividends declared will be paid by Camden only if Camden is successful in selling fertilizer and plant growth products under Camden's pending patents. For each ton of product sold or licensed by Camden, Camden will pay US$1.00 toward redemption of a preference share and US$0.34 toward payment of outstanding dividends on the preferred shares. Once US$1,000,000 has be paid by Camden towards redemption of the preferred shares, the preferred shares will be fully redeemed and cancelled. Once redeemed, the preferred share dividend will convert to a royalty of US$1.00 per ton of product sold by Camden. The preferred shares will be subordinated to bank debt which Camden will require in order to build its North Carolina plant. Robert Novitsky, the former President of Hyaton is also the President of Camden.

ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP

Not  applicable.

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

Not  applicable.

ITEM  5.     OTHER  EVENTS

Hyaton also announces that Andrew Schwab was appointed a director effective January 19, 2001.

ITEM  6.     RESIGNATIONS  OF  REGISTRANT'S  DIRECTORS

Not  applicable.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(2)     Plan  of  acquisition,  reorganization,  arrangement  or  liquidation

2.1 Letter agreement dated January 15, 2001 and made effective March 8, 2001 between Berkeley Investments Inc. and PricewaterhouseCoopers Inc., as trustee in bankruptcy of Kafus Industries Ltd. and Cameron Strategic Planning Ltd. respecting the purchase and sale of 20,000,000 common shares in Hyaton Organics Inc.

2.2 Bill of Sale dated January 15, 2001 and made effective March 8, 2001 between Berkeley Investments Inc. and PricewaterhouseCoopers Inc., as trustee in bankruptcy of Kafus Industries Ltd. and Cameron Strategic Planning Ltd. respecting the purchase and sale of 20,000,000 common shares in Hyaton Organics Inc.

2.3 Letter agreement dated February 12, 2001 and made effective March 8, 2001, between Hyaton Organics Inc. and Camden-Agro Systems Inc. respecting the purchase and sale of all of its interest in Camden in exchange for 1,000 preferred shares of Camden.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HYATON  ORGANICS  INC.

                                /s/  Andrew  Schwab
                                Andrew  Schwab,  Director
Date:  March  13,  2001